                                                              Exhibit 3(a)

                   RESTATED ARTICLES OF INCORPORATION

                                   OF

                       FRANKLIN DISCOUNT COMPANY

     Pursuant to the provisions of Section 22-907 of the Georgia
Business Corporation Code, the undersigned corporation, pursuant to a resolution duly adopted by the stockholders, hereby adopts the following Restated Articles of Incorporation:

     1.   The name of the Corporation is FRANKLIN DISCOUNT COMPANY.

     2. The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

     3.   The corporation shall have perpetual duration.

     4. The purposes for which the corporation is organized are: (a) to carry on the business of a finance company, lending money on the security of real estate or personal property, financing the sale thereof, and leasing items or parcels thereof; (b) to carry on the business of a mortgage broker, acquiring, holding and selling mortgages on real estate and/or personal property; (c) to carry on the business of an insurance broker, agent, and/or adjuster for insurance companies of all kinds; (d) to provide means by which investors may invest their money and secure an adequate return thereon; (e) to buy, acquire, own, hold, manage and control real and personal property of every description, including its own stock and stock in any other corporation, to sell, convey, mortgage, pledge, lease and otherwise dispose of such property or any part thereof, to lend money in connection therewith either with or without security; and (f) to engage in other lawful businesses from time to time without limitation.

     5. The aggregate number of shares which the corporation shall have authority to issue shall be 8,000 shares, such shares to consist of 2,000 shares of common stock, par value $100 per share, and 6,000 shares of preferred stock, par value $100 per share. This class of preferred stock shall have the designation, preferences, limitations, and rights relative to the common stock set forth in paragraph 6 of these Restated Articles of Incorporation.

     6. The 6,000 shares of preferred stock, $100 par value, shall be designated as "10% Mandatory Cumulative Preferred Stock" (hereinafter referred to as the "Preferred Stock") and shall have the following preferences, limitations and rights relative to the common stock:

          (a) The Preferred Stock shall be transferable or redeemable only in person or by a duly authorized attorney on the books of the corporation upon surrender of the stock certificates properly endorsed.

          (b) The holders of Preferred Stock shall be entitled to receive dividends thereon at the rate of ten percent (10%) per annum, payable in semiannual installments of five percent (5%) each on March 15 and September 15 of each year, before any dividends are paid to the common stockholders. These dividends shall be payable from the corporation's earned surplus and net earnings. Should these be insufficient to pay any dividend, then such dividend will become a charge against future net earnings of the corporation, and shall be paid in full out of future net earnings before any dividends are paid to the common stockholders.

          (c) If the corporation becomes in arrears in the payment of two consecutive 5% dividends, the holders of the Preferred Stock shall have the right to elect two additional directors, and the corporation will, within 15 days after such default, call a meeting of the holders of Preferred Stock for the purpose of electing two additional directors, who will thereupon be seated on the corporation's Board of Directors. Upon timely payment of dividends for one year following the date of payment of all dividends in arrears, the holders of Preferred Stock shall no longer have the right to elect two directors. Once the holders of Preferred Stock have lost this right, however, the directors who were elected by the holders of the Preferred Stock shall continue to serve as directors until the next annual meeting of the stockholders at which directors are elected.

          (d) In the event of liquidation, dissolution, or winding up of the corporation, holders of Preferred Stock shall be entitled to receive the par value of their shares plus all accrued dividends, before anything is paid to the common stockholders, and no more.

          (e) Except as otherwise expressly provided herein, the holders of Preferred Stock shall not be entitled to vote at meetings of the stockholders of the corporation, nor to participate in its profits. When voting as a class, the holders of Preferred Stock shall be entitled to one vote per share.

          (f) The holders of Preferred Stock will not be subject to further calls nor assessments by the corporation, and their rights as such holders may not be modified except by a majority vote of the shares of the Preferred Stock outstanding, voting as a class. In particular, but without limiting the generality of the previous sentence, while any shares of Preferred Stock shall be outstanding, the number of directors of the corporation may not be increased without the consent of a majority of the shares of Preferred Stock outstanding, voting as a class. The corporation will, upon the request of any stockholder, furnish a full statement of the designations, preferences, and rights of the holders of all classes of the corporation's capital stock.

          (g) The corporation reserves the right to redeem any of its shares of Preferred Stock on March 15 or September 15 of any year for a redemption price of dividends accrued to date of redemption plus $104 per share. Notice of redemption shall be given by certified mail to the holder not less than thirty nor more than sixty days prior to the date fixed for redemption. In the event some portion, but not the entire issue, is called for redemption, then the redemption call shall be made in the inverse order of issue, the last shares issued to be the first called for redemption.

          (h) Except as may be prohibited by law, when requested to do so by the holder, the corporation will redeem shares of Preferred Stock for a redemption price of dividends accrued to date of redemption plus $100 per share; provided, however, that the corporation shall not be obligated to redeem these shares if at the time of the request (i) the corporation is in default on any of its debt obligations, or is in arrears in the payment of any Preferred Stock dividend, or (ii) the effect of such redemption would be to reduce the corporation's remaining outstanding Preferred Stock to an amount less than 90% of the amount of such stock outstanding on the preceding September 16.

     7. The holders of the common stock of the corporation shall have the preemptive right to acquire unissued shares of the common stock of the corporation set forth in the Georgia Business Corporation Code.

     8. These Restated Articles of Incorporation substantially amend the Articles of Incorporation in certain respects, and they purport merely to restate all those provisions of the Articles of Incorporation not being amended.

     9. These Restated Articles of Incorporation supersede the original Articles of Incorporation as heretofore amended.

     10. These Restated Articles of Incorporation were authorized at a special called meeting of the shareholders June 3, 1981, by the unanimous affirmative vote of the holders of all 1700 shares of the common stock of the corporation outstanding and entitled to vote thereon. The affirmative vote of 851 shares of such common stock was the minimum required to adopt these Restated Articles of Incorporation.

     IN WITNESS WHEREOF, Franklin Discount Company has caused these Restated Articles of Incorporation to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, this June 22, 1981.


                                               FRANKLIN DISCOUNT COMPANY


                                           By: s/Ben F. Cheek, III, President
                                               ------------------------------

                                       Attest: s/Hazel Henderson, Secretary
                                               ------------------------------

                      ARTICLES OF AMENDMENT TO
              THE RESTATED ARTICLES OF INCORPORATION OF
                      FRANKLIN DISCOUNT COMPANY

                                  I.

     The name of the corporation is:  Franklin Discount Company.

                                  II.

     These Articles of Amendment relate amendments to the Restated Articles of Incorporation of Franklin Discount Company which delete Articles 6(g) and 6(h) and in lieu thereof add a new Article 6(g) which reads as follows:

          "(g) The Corporation shall have the right to redeem on September 15, 1982 all of its shares of outstanding Preferred Stock. The Corporation shall effect the redemption by exchanging its Series D Variable Rate Subordinated Debentures for the shares of Preferred Stock in such a manner that each holder of Preferred Stock as of such date shall receive a Series D Variable Rate Subordinated Debenture having a face value equivalent to the aggregate number of shares of Preferred Stock held by such holder multiplied by $100 per share (the par value of a share). The Series D Variable Rate Subordinated Debentures issued by the Corporation in exchange for the Preferred Stock shall be redeemable by the holders thereof on September 15, 1984. In the event a holder of Preferred Stock has an aggregate number of shares which when multiplied by $100 per share yields an amount less than $500 (the minimum denomination of a Series D Variable Rate Subordinated Debenture), such holder shall receive cash in an amount equal to the amount so determined. The shares of Preferred Stock redeemed by the Corporation shall be cancelled and shall have the status of treasury shares."

                                  III.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock as well as a majority of the outstanding shares of preferred stock of the Corporation voting as a class were required to adopt the amendments. On the date of the submission of the amendments to a vote of the holders of such shares, 1,700 shares of common stock and 3,835 shares of preferred stock were outstanding and entitled to vote on the amendments. By the affirmative vote of the holders of all shares of common stock and the holders of more than 2,193 shares of preferred stock, the holders of the issued stock of Franklin Discount Company approved the amendments.


                                  IV.

     The amendments do not provide for an exchange and subsequent cancellation of issued shares of preferred stock of Franklin Discount Company. The manner in which such shall be effected is set forth in the amendment.

                                   V.

     The amendments do not effect a change in the amount of stated capital.

     WITNESS the execution and attestation of these Articles of Amendment by duly authorized officers of Franklin Discount Company as of this 11th day of September, 1982.

                                               FRANKLIN DISCOUNT COMPANY

                                     By:  s/Ben F. Cheek, III, President
                                          ------------------------------

                                   Attest:  s/Hazel Henderson, Secretary
                                          ------------------------------

(CORPORATE SEAL)

                         ARTICLES OF AMENDMENT

                                   OF

                       FRANKLIN DISCOUNT COMPANY

                                   1.

                    The name of the Corporation is:

                       FRANKLIN DISCOUNT COMPANY

                                   2.

           The name of the Corporation shall be changed from

                       FRANKLIN DISCOUNT COMPANY

                                   to:

                   1ST FRANKLIN FINANCIAL CORPORATION

           The foregoing Articles of Amendment were adopted by the

   Shareholders of the Corporation as of the 14th day of December, 1983.

     The amendment was adopted by the unanimous vote of all shareholders.


         WITNESS the execution and attestation of these Articles of

    Amendment by duly authorized officers of Franklin Discount Company, as of the 28th day of December, 1983.


                                               FRANKLIN DISCOUNT COMPANY

                                     BY:  s/Ben F. Cheek, III, President
                                          ------------------------------

                                   ATTEST:  s/Hazel Henderson, Secretary
                                          ------------------------------

(CORPORATE SEAL)

                         ARTICLES OF AMENDMENT
                                  OF
                   RESTATED ARTICLES OF INCORPORATION
                                   OF
                   1ST FRANKLIN FINANCIAL CORPORATION



                                   1.

     The name of the Corporation is 1st Franklin Financial Corporation.



                                   2.

     Article 5 of the Corporation's Restated Articles of Incorporation is hereby amended and restated so that it shall read in its entirety as follows:

     "5.   The aggregated number of shares which the corporation
     shall have authority to issue shall be 206,000 shares, such shares to consist of 2,000 shares of common stock, par value $100 per share, 198,000 shares of non-voting common stock, no par value, and 6,000 shares of preferred stock, par value $100 per share. This class of preferred stock shall have the designation, preferences, limitations, and rights relative to the common stock set forth in paragraph 6 of these Restated Articles of Incorporation.




                                   I.

                              COMMON STOCK

     1. Dividends. The holders of shares of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation, subject to the rights of holders of Non-Voting Common Stock provided for herein.

     2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock and the holders of Non-Voting Common Stock shall be entitled to share ratably based upon the number of shares held by them in all assets of the Corporation available for distribution to its shareholders.

     3.   Voting Rights. All shares of Common Stock shall be identical
with each other in every respect.  The shares of Common Stock    shall
entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote.

                                 II.

                      NON-VOTING COMMON STOCK

     1. Dividends. The holders of shares of Non-Voting Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation. No dividend will
be declared or paid on Common Stock unless and    equivalent per share
dividend is declared and paid on the Non-Voting Common Stock. In the event that the holders of Common Stock receive a dividend payable in shares of Common Stock, then holders of Non-Voting Common Stock shall receive an equivalent dividend, payable in shares of Non-Voting Common Stock.

     2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock and the holders of Non-Voting Common Stock shall be entitled to share ratably based upon the number of shares held by them in all assets of the Corporation available for distribution to its shareholders.

     3. Voting Rights. Holders of Non-Voting Common Stock shall have no rights to vote except as provided by law."

4.

     This amendment was adopted on January 26, 1996.

                                   5.

     This amendment was adopted by the unanimous vote of all directors and all shareholders.

                                   6.

     No approval of this amendment by any person or persons other than the Board of Directors or shareholders is required pursuant to O.C.G.A.
Section 14-3-1030 or 14-3-1041.

     IN WITNESS WHEREOF, 1st Franklin Financial Corporation has caused these Articles of Amendment to be executed, its corporate seal to be affixed, and its seal and the execution hereof to be attested, all by
its duly authorized officers, this  26   of January, 1996.

                                      1st Franklin Financial Corporation

                                       By:  s/T. Bruce Childs, President
                                            ----------------------------
                                    Attest:  s/Lynn Evans Cox, Secretary
                                            ----------------------------

(CORPORATE SEAL)